Saga Communications, Inc. Reports 4th Quarter and Year End 2013 Results
Gross Revenue Exclusive of Political Revenue Increased 3.3% for the Year

GROSSE POINTE FARMS, Mich., March 11, 2014 /PRNewswire/ -- Saga Communications, Inc. (NYSE MKT SGA) today reported net operating revenue for the year ended December 31, 2013 of $129.5 million compared to $130.3 million for the same period last year. Gross revenue exclusive of political revenue increased 3.3% for the year. Political revenue decreased to $0.8 million in 2013 compared to $6.7 million in 2012. Station operating expense increased $2.7 million (3.0%) to $93.0 million (station operating expense includes depreciation and amortization attributable to the stations). $1.3 million of this increase was due to a $0.8 million increase in music licensing fees and a $0.5 million increase in health insurance costs. Operating income from continuing operations was $26.3 million. Net income for the period was $15.3 million ($2.64 per fully diluted share) and free cash flow was $21.6 million.

For the quarter ended December 31, 2013 net operating revenue decreased 5.0% from the comparable period in 2012 to $33.8 million. Political revenue decreased to $0.4 million in 2013 compared to $4.0 million in 2012. Station operating expense increased $0.2 million to $23.8 million for the quarter (station operating expense includes depreciation and amortization attributable to the stations). Operating income from continuing operations was $5.7 million. Net income for the period was $3.2 million ($0.56 per fully diluted share) and free cash flow was $5.6 million.

The Company recognized a $2.0 million impairment charge on intangible assets during the quarter ended December 31, 2013. All per share amounts are adjusted for the 4 for 3 stock split that occurred on January 16, 2013.

Capital expenditures in the 4th quarter of 2013 were $1.7 million compared to $1.0 million for the same period last year. For the 2013 fiscal year total capital expenditures were $5.2 million compared to $4.9 million for the comparable period last year. The Company currently expects to spend approximately $5.5 million for capital expenditures during 2014.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 25 markets, including 62 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 4 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.

Saga's 4th Quarter and Year End 2013 conference call will be on Tuesday, March 11, 2014 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 234-9960. A transcript of the call will be posted to the Company's website.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on March 11, 2014 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Twelve Months Ended
December 31, 2013 and 2012
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating Results
Net operating revenue	$33,760	$35,541	$129,478	$130,259
Station operating expense	23,798	23,590	92,977	90,288
Corporate general and administrative	2,191	2,161	8,172	7,960
Impairment of intangible assets	2,033	-	2,033	-
Operating income from continuing operations	5,738	9,790	26,296	32,011
Interest expense	282	366	1,305	1,733
Other (income) expense, net	2	144	(51)	279
Income from continuing operations before income tax	5,454	9,280	25,042	29,999
Income tax expense	2,230	3,489	9,992	11,939
Income from continuing operations, net of income taxes	3,224	5,791	15,050	18,060
Income (loss) from discontinued operations, net of income taxes	-	(31)	223	(135)
Net income	$3,224	$5,760	$15,273	$17,925
Basic earnings (loss) per share:
From continuing operations	$0.56	$1.02	$2.62	$3.19
From discontinued operations	-	-	0.04	(0.02)
Earnings per share	$0.56	$1.02	$2.66	$3.17
Diluted earnings (loss) per share:
From continuing operations	$0.56	$1.02	$2.60	$3.18
From discontinued operations	-	(0.01)	0.04	(0.02)
Earnings per share	$0.56	$1.01	$2.64	$3.16
Weighted average common shares	5,686	5,663	5,681	5,659
Weighted average common and common
equivalent shares	5,751	5,692	5,745	5,672

Free Cash Flow
Net income	$3,224	$5,760	$15,273	$17,925
Plus: Depreciation and amortization:
Station	1,725	1,735	6,540	6,633
Corporate	58	55	228	225
Discontinued operations	-	-	-	194
Deferred tax provision	140	1,470	2,805	4,540
Non-cash compensation	119	25	135	132
Gain on disposal of television station	-	-	(223)	-
Impairment of intangible assets	2,033	-	2,033	-
Other (income) expense, net	2	136	(51)	271
Less: Capital expenditures	(1,680)	(956)	(5,152)	(4,860)
Free cash flow	$5,621	$8,225	$21,588	$25,060

Balance Sheet Data
Working capital			$28,079	$27,066
Net fixed assets			$56,337	$58,462
Net intangible assets and other assets			$94,806	$98,434
Total assets			$193,224	$197,330
Long-term debt (including current
portion of $1,078 and $0, respectively)			$46,078	$58,828
Stockholders' equity			$109,701	$104,209

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Twelve Months Ended
December 31, 2013 and 2012
(amounts in 000's)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended December 31, 2013:
Net operating revenue	$28,578	$5,182	$ -	$33,760
Station operating expense	20,372	3,426	-	23,798
Corporate G&A	-	-	2,191	2,191
Impairment of intangible assets	2,033	-	-	2,033
Operating income (loss) from continuing operations	$6,173	$1,756	$(2,191)	$5,738
Depreciation and amortization	$1,358	$367	$58	$1,783

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended December 31, 2012:
Net operating revenue	$30,583	$4,958	$ -	$35,541
Station operating expense	20,351	3,239	-	23,590
Corporate G&A	-	-	2,161	2,161
Operating income (loss) from continuing operations	$10,232	$1,719	$(2,161)	$9,790
Depreciation and amortization	$1,350	$385	$55	$1,790

			Corporate
	Radio	Television	and Other	Consolidated
Twelve Months Ended December 31, 2013:
Net operating revenue	$109,818	$19,660	$ -	$129,478
Station operating expense	79,933	13,044	-	92,977
Corporate G&A	-	-	8,172	8,172
Impairment of intangible assets	2,033	-	-	2,033
Operating income (loss) from continuing operations	$27,852	$6,616	(8,172)	$26,296
Depreciation and amortization	$5,119	$1,421	$228	$6,768

			Corporate
	Radio	Television	and Other	Consolidated
Twelve Months Ended December 31, 2012:
Net operating revenue	$111,763	$18,496	$ -	$130,259
Station operating expense	77,992	12,296	-	90,288
Corporate G&A	-	-	7,960	7,960
Operating income (loss) from continuing operations	$33,771	$6,200	$(7,960)	$32,011
Depreciation and amortization	$5,222	$1,411	$225	$6,858

Saga Communications, Inc.
Selected Supplemental Financial Data
December 31, 2013 and 2012
(amounts in 000's except ratios)
(Unaudited)

		Trailing
		Twelve Months Ended
		December 31,
		2013	2012
	Trailing 12 Month Consolidated Earnings Before Interest,
	Taxes, Depreciation and Amortization ("EBITDA") (1)
	Net income	$15,273	$17,925
	Exclusions:
	Gain (loss) on sale of assets	126	(213)
	Impairment of intangible assets	(2,033)	-
	Gain on sale of television station	223	-
	Other	(39)	302
	Total exclusions	(1,723)	89

	Consolidated adjusted net income (1)	16,996	17,836
Plus:	Interest expense	1,305	1,733
	Income tax expense	9,992	11,850
	Depreciation & amortization expense	6,768	7,051
	Amortization of television syndicated programming contracts	637	700
	Non-cash stock based compensation expense	135	132
	Less: Cash television programming payments	(628)	(712)
	Trailing twelve month consolidated EBITDA (1)	$35,205	$38,590

	Total long-term debt, including current maturities	$46,078	$58,828
	Divided by trailing twelve month consolidated EBITDA (1)	35,205	38,590
	Leverage ratio	1.3	1.5

(1)	As defined in the Company's credit facility.

CONTACT: Samuel D. Bush, 313/886-7070